U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

Classic Rules Judo Championships, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-167451	46-5740301
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

6204 Beaver Run

Jamesville, New York 13078

(844) 473-2442

_________________________

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

_________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 24, 2014, ReViiV Media entered into a 12-month Public Relations agreement with Affinity Mediaworks Corp. (OTCBB: AFFW) Under the terms of the agreement ReViiV Media shall produce up to four shareholder events during the termof the agreement, that encapsulates the current and proposed status of Affinity Mediaworks. The shareholder events shall include an A-List Entertainer as the Key-Note Speaker and at least three additional A-List entertainers that mingle during the event. ReViiV Media shall also use Affinity Mediaworks as a platinum sponsor for unrelated ReViiV Media functions, included but not limited to ReViiV’s quarterly golf outings, ReViiV Film, ReViiV Reality TV and ReViiV Music.

The first event is scheduled for July 26, 2014. ReViiV Media accepted 2,000,000 Affinity Mediaworks shares (to be registered in Affinity Mediaworks pending S-1) as consideration for the Public Relations agreement. This consideration is to be paid at execution of the agreement. ReViiV Media has booked this agreement at a value of $1,500,000.00.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Public Relations agreement with Affinity Mediaworks Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Classic Rules Judo Championships, Inc.

Date: June 26, 2014	By:	/s/ Shenae Osborn
Shenae Osborn, Chief Executive Officer